UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2015

PREMIERE GLOBAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

GEORGIA
(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia	30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 21, 2015, the board of directors of Premiere Global Services, Inc., or PGi, expanded the size of the board from six to seven members and unanimously voted to appoint John F. Cassidy to fill the vacancy on our board created by the untimely death of Wilkie S. Colyer in November 2014.

Our board has determined that Mr. Cassidy is an independent director within the meaning of the rules of the New York Stock Exchange, or NYSE, and PGi’s corporate governance guidelines, is an audit committee financial expert pursuant to the rules of the Securities and Exchange Commission and has accounting or related financial management expertise as required for audit committee members by NYSE rules.

Our board also appointed Mr. Cassidy to serve on our audit committee, effective immediately following the filing of our definitive proxy statement for our 2015 annual meeting of shareholders. Mr. Cassidy has not entered into any plan, contract or arrangement with us in connection with his election as a director. He will be entitled to our standard non-employee director compensation. Mr. Cassidy will stand for election at our upcoming 2015 annual meeting of shareholders, along with all of our other directors.

On April 21, 2015, PGi issued a press release announcing the election of Mr. Cassidy. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated hereby reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: April 21, 2015	By:	/s/ Scott Askins Leonard
Scott Askins Leonard
Executive Vice President - Legal
General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release dated April 21, 2015.